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                                                                     EXHIBIT 5


                        [Letterhead of Hunton & Williams]


                               December 10, 1999


Holley Performance Products Inc.
1801 Russellville Road
Bowling Green, Kentucky 42101


                        HOLLEY PERFORMANCE PRODUCTS INC.
                     12 1/4% SENIOR NOTES DUE 2007, SERIES B

Ladies and Gentlemen:

         We have acted as counsel to Holley Performance Products Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of $150,000,000 in aggregate principal amount of the Company's 12 1/4% Senior Notes due 2007, Series B (the "Exchange Notes"), pursuant to a Registration Statement on Form S-4 (as amended and supplemented, the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC") under the securities Act of 1933, as amended (the "Securities Act"), for the purpose of effecting an exchange offer (the "Exchange Offer") for the Company's outstanding 12 1/4% Senior Notes due 2007 (the "Old Notes"). The Exchange Notes are to be issued in the Exchange Offer pursuant to the Indenture (the "Indenture"), dated as of September 20, 1999, between the Company as issuer, Holley Performance Systems, Inc., a Delaware corporation, Lunati Cams, Inc., a Tennessee corporation, Weiand Automotive Industries, Inc., a California corporation, LMT Motor Sports Corporation, a Mississippi corporation, Lunati & Taylor Pistons, Incorporated and Hooker Industries, Inc., a California corporation (collectively, the "Guarantors") and State Street Bank and Trust Company, as Trustee, in exchange for the Old Notes, of which $150,000,000 in aggregate principal amount is outstanding.

         In connection with the foregoing, we have examined the following documents:

                  (i) the Registration Statement, including the Prospectus contained therein, together with all amendments thereto;

                  (ii) the Indenture;

                  (iii) the global security representing the Old Notes;

                  (iv) a specimen of the global security representing the Exchange Notes; and

                  (v) the originals (or copies identified to our satisfaction) of such documents and records of the Company, together with certificates of public officials and officers of the


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Holley Performance Products Inc.
December 10, 1999
Page 2

Company, and such other documents, certificates, records and papers as we have deemed necessary for purposes of the opinions set forth in this letter.

         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals, and (iii) the genuineness of all signatures (other than the signatures of current officers or directors of the Company) not witnessed by us.

         We are members of the Bar of the State of New York, and we do not express an opinion on any laws other than those of such state. We do not purport to cover herein and do not express an opinion with respect to the application of the securities or "Blue Sky" laws of the various states to issuance of the Exchange Notes.

         Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, we are of the opinion that:

         When, as and if (i) the Registration Statement has become effective pursuant to the provisions of the Securities Act, (ii) the indenture has been qualified pursuant to the provisions of the Trust Indenture Act of 1939, as amended, (iii) the Old Notes are validly tendered to the Company in the Exchange Offer, (iv) the Exchange Notes are issued pursuant to the Exchange Offer and in the form and containing the terms described in the Registration Statement and the Indenture, (v) the Exchange Notes are duly authenticated by the Trustee, and
(vi) all legally required consents, approvals and authorizations of governmental regulatory authorities have been obtained, including without limitation the order of effectiveness from the SEC, the Exchange Notes will constitute the legally binding obligations of the Company, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement.

         This opinion may not be delivered to or filed with any governmental agency or other person, without our prior written consent.



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Holley Performance Products Inc.
December 10, 1999
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                                   Sincerely,

                                   /s/ Hunton & Williams
                                   ----------------------------------------

                                   Hunton & Williams